                                LNB Bancorp, Inc.

                             Appendix to Form 10 - K/A

                  (for the fiscal year ended December 31, 1999)

                         S - K Reference Number (99.2)



               Annual report on Form 11-K of The Lorain National Bank
                 Stock Purchase Plan (registration number 33-65034)
                  for the plan year ended December 31, 1999 filed
                 as an amendment to the annual report on Form 10-K.

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON D.C. 20549

                                FORM 11-K

FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS AND
SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934




[ X ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 1999

Note: This Form 11-K is being filed as an amending Appendix to the Form
      10-K of LNB Bancorp, Inc. for the fiscal year ended December 31, 1998 pursuant to Rule 15d-21, therefore no fee is required.


      [   ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
            SECURITIES EXCHANGE ACT OF 1934
For the transition period from                   to
                                ----------------    -----------




Commission file number 0-13203




                  THE LORAIN NATIONAL BANK STOCK PURCHASE PLAN
                  --------------------------------------------
                            (Full title of the plan)



         Lorain National Bank   457 Broadway   Lorain, Ohio 44052-1769
         -------------------------------------------------------------
        (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                             REQUIRED INFORMATION

Audited plan financial statements and schedules prepared in accordance with the financial reporting requirements of the Employee Retirement Income Securities Act of 1974, as amended, are filed herewith in lieu of the requirements of an audited statement of financial condition and statement of income and changes in plan equity.

Financial Statements and Exhibits

A) The following financial statements and schedules are filed as part of this annual report:

     1)   Independent Auditors' Report

     2)   Statements of Assets Available for Distribution to
          Participants - December 31, 1999 and 1998

     3) Statements of Changes in Assets Available for Distribution to Participants - Years ended December 31, 1999 and 1998

     4)   Notes to Financial Statements

     5) Schedule 1 - Schedule of Assets Held for Investment Purposes - December 31, 1999

     6) Schedule 2 - Schedule of Reportable Transactions - Year ended December 31, 1999

B) The following Appendix is filed as part of this annual report:

     24.  Consent of Independent Accountants

(COVER EMBOSSED WITH LOGO)
KPMG LLP
1500 National City Center
1900 East Ninth Street
Cleveland, OH 44114-3495

The Lorain National Bank
Stock Purchase Plan

Financial Statements and Schedules

December 31, 1999 and 1998

(With Independent Auditors' Report Thereon)

The Lorain National Bank
Stock Purchase Plan

Table of Contents

                                                       Page

      Independent Auditors' Report                       1

      Statements of Assets Available for Distribution
       To Participants, December 31, 1999 and 1998       2

      Statements of Changes in Assets Available for
       Distribution to Participants, Years ended
       December 31, 1999 and 1998                        3

      Notes to Financial Statements                      4

      Schedules

      1 Schedule of Assets Held for Investment Purposes
         - December 31, 1999                             7

      2 Schedule of Reportable Transactions - Year
         ended December 31, 1999                         8

(LETTERHEAD)
(LOGO)
KPMG LLP
1500 National City Center
1900 East Ninth Street
Cleveland, OH 44114-3495

                         Independent Auditors' Report

The Plan Administrator
The Lorain National Bank
Sponsor of The Lorain National Bank
 Stock Purchase Plan:

We have audited the accompanying statements of assets available for distribution to participants of The Lorain National Bank Stock Purchase Plan (Plan) as of December 31, 1999 and 1998, and the related statements of changes in assets available for distribution to participants for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for distribution to participants of the Plan as of December 31, 1999 and 1998, and the changes in those assets for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes at December 31, 1999 and reportable transactions for the year ended December 31, 1999 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP
April 14, 2000

(LOGO)
Member Firm of
KPMG International

                            THE LORAIN NATIONAL BANK
                              STOCK PURCHASE PLAN

       Statements of Assets Available for Distribution to Participants

                         December 31, 1999 and 1998



                  Assets                                1999       1998
                                                     --------- ---------
    Assets available for distribution
    to participants:
      Short-term cash investments                  $   131,298   137,784
      Investment, at fair value (notes 3 and 6)
        Common stock - LNB Bancorp, Inc.             2,780,075 3,254,868
      Dividends and interest receivable                 31,724    29,787
                                                     --------- ---------
    Assets available for distribution
    to participants                                $ 2,943,097 3,422,439
                                                     ========= =========

    See accompanying notes to financial statements.

                                       2

                            THE LORAIN NATIONAL BANK
                              STOCK PURCHASE PLAN

Statements of Changes in Assets Available for Distribution to Participants

                     Years ended December 31, 1999 and 1998


                                                        1999       1998
                                                     ---------  ---------
  Additions:
    Investment income:
      Dividends                                     $  112,163   103,731
      Interest                                           4,758     1,767
      Net appreciation(depreciation)in fair
        value of investment                           (716,203)   18,916
                                                     ---------  ---------
              Total investment income(loss)           (599,282)  124,414
                                                     ---------  ---------
    Contributions:
      Employer                                         133,534   126,781
      Participants                                     267,046   253,540
                                                     ---------  ---------
              Total contributions                      400,580   380,321
                                                     ---------  ---------
              Total additions(deletions)              (198,702)  504,735

  Deductions-
    Distributions to participants                     (280,640) (606,952)
                                                     ---------  ---------
  Decrease in assets available for
    distribution to participants                      (479,342) (102,217)

  Assets available for distribution to participants:
    Beginning of year                                3,422,439 3,524,656
                                                     --------- ---------
    End of year                                    $ 2,943,097 3,422,439
                                                     ========= =========

  See accompanying notes to financial statements.

                                       3

                             THE LORAIN NATIONAL BANK
                               STOCK PURCHASE PLAN

                         Notes to Financial Statements

                          December 31, 1999 and 1998


(1)  Description of the Plan

     The following description of The Lorain National Bank Stock Purchase Plan (Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     (a)   General

           The Plan is a defined contribution plan sponsored by The Lorain National Bank (Bank), a wholly owned subsidiary of LNB Bancorp, Inc., covering substantially all employees of the Bank. An employee is eligible to participate in the Plan on the January 1 or July 1 after the attainment of age 21 and completion of one year of service, as defined in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

           Under the terms of the Plan, the Investment and Trust
           Services Division of the Bank acts as trustee for the Plan and, as such, manages a trust fund which includes all of the Plan's assets. The Plan stipulates that employer and employee contributions will be invested in units of the LNB Bancorp, Inc. stock fund which primarily consists of common stock of LNB Bancorp, Inc. and short-term cash investments.

     (b)   Bank Contributions

           The Bank is required to contribute to the Plan for each month, out of its current or accumulated earnings only, an amount equal to 50% of the participants' contributions for each month.

     (c)   Participants' Contributions

           A participant can make, through payroll deductions, contributions of one (1) to six (6) percent (in whole integers) of their compensation. Changes in the amount of compensation paid to a participant will automatically effect a change in the amount of the contribution.

     (d)   Vesting of Contributions

           Each participant has a fully vested interest in the Bank's and their contributions as of the date payments are made.

     (e)   Withdrawals While Employed

           At any time, subject to certain restrictions, a participant may elect to withdraw all or a portion of their units.
                                       4

                           THE LORAIN NATIONAL BANK
                             STOCK PURCHASE PLAN

                         Notes to Financial Statements

                          December 31, 1999 and 1998

     (f)   Distributions Upon Termination of Employment

           A participant whose employment terminates by reason of retirement on their early retirement date or on their normal retirement date, receives all units credited to their account. The participant may elect distribution of the units either in a single distribution or in annual, semiannual, quarterly, or monthly installments.

           A participant whose employment is terminated for any reason other than those designated above may receive a single distribution of all units credited to the participant.

     (g)   Plan Termination

           Although it has not expressed any intention to do so, the Bank has the right to terminate the Plan subject to the provisions set forth in ERISA. In the event of Plan termination, the assets of the Plan will be allocated as prescribed by ERISA and its related regulations.

     (h)   Plan Administrator

           The Plan Administrator is the President and Chief Executive Officer of the Bank.

(2)  Summary of Significant Accounting Policies

     (a)   Basis of Presentation

           The accompanying financial statements of the Plan have been prepared under the accrual method of accounting.

     (b)   Investment

           The fair value of the investment and changes therein are determined through the use of current quoted market values. Purchases and sales are recorded on a trade-date basis. Interest income is recorded on the accrual method of accounting.

     (c)   Use of Estimates in the Preparation of Financial Statements

           The preparation of financial statements in conformity with generally accepted accounting principles requires Management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

     (d)   Payment of Benefits

           Benefit payments to participants are recorded when paid.

                                 5

                       THE LORAIN NATIONAL BANK
                          STOCK PURCHASE PLAN

                     Notes to Financial Statements
                      December 31, 1999 and 1998
(3)  Investment

     The following table presents the fair value of the investment at December 31, 1999 and 1998:
                                       1999                 1998
                               --------------------  --------------------
                               Number      Fair      Number       Fair
                               of shares   Value     of shares    Value
                               --------- ----------  --------- ----------
     Common stock -             126,368  $2,780,075   117,293  $3,254,868
       LNB Bancorp, Inc.       ========= ==========  ========= ==========
     During the years ended December 31, 1999 and 1998, the Plan's investment (including investments bought, sold, and held during the year) appreciated (depreciated) in value by $(716,203) and $18,916, respectively.

(4)  Federal Income Taxes

     The Internal Revenue Service issued its latest determination letter on June 24, 1996 which stated that the Plan and its underlying Trust, as designed, qualify under the applicable provisions of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. In the opinion of the Plan Administrator, the Plan and its underlying Trust have operated within the terms of the Plan and remain qualified under the applicable provisions of the Internal Revenue Code.

     As long as the Plan continues to be qualified under present federal income tax laws and regulations, participants will not be taxed on Bank contributions or on investment earnings on such contributions at the time such contributions and investment earnings are received by the Trustee, but may be subject to tax thereon at such time as they receive distributions under the Plan.

(5)  Administrative Expenses

     The administrative expenses of the Plan are paid by the Bank.

(6)  Party-in-interest Transactions

     The following is a summary of transactions in common stock of LNB Bancorp, Inc., 100% owner of the Bank, during the year ended
     December 31, 1999:                          Number
                                                of Shares     Fair Value
                                               ----------   ------------
            Balance at December 31, 1998        117,293      $ 3,254,868
              Purchases                          16,054          429,479
              Distributions                      (6,979)        (179,069)
              Net depreciation                        -         (716,203)
                                               ----------   ------------
            Balance at December 31, 1999        126,368      $ 2,780,075
                                               ==========   ============
                                   6

                                                             Schedule 1


                            THE LORAIN NATIONAL BANK
                              STOCK PURCHASE PLAN

                                EIN: 34-0869480
                                PLAN NUMBER: 003





                 Schedule of Assets Held for Investment Purposes

                            December 31, 1999


Column A    Column B               Column C            Column D  Column E
-------- ------------------   ------------------------- --------- --------
                             Description of investment
        Identity of issue,    including maturity date,
         borrower, lessor     rate of interest, collateral,       Current
        or similar party      par or maturity value       Cost    value
-------- -----------------   -------------------------- --------- --------

*       LNB Bancorp, Inc.    126,368 shares of       $1,636,197  2,780,075
                              LNB Bancorp Inc.
                              common stock

*       Lorain National Bank Treasury Trust Fund        131,298    131,298
                                                     ========== ==========












* Party in interest




  See accompanying independent auditors' report.

                                                        Schedule 2

                           THE LORAIN NATIONAL BANK
                             STOCK PURCHASE PLAN

                              EIN: 34-0869480
                              PLAN NUMBER: 003

                    Schedule of Reportable Transactions

                     Year ended December 31, 1999

Series transactions, when aggregated, involving an amount in excess of 5% of the current value of Plan assets:

   Column A             Column B          Column C    Column D  Column E
--------------------  -----------------   ----------  --------  ---------
                                          Total       Total
                                          dollar      dollar
  Identity of          Description        value of    value     Lease
  party involved       of assets          purchases   of sales  rental
--------------------  -----------------   ----------  ---------  ---------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        common stock;
                        23 purchases     $ 420,479        -          -

* Lorain National Bank Treasury Trust Fund;
                         37 purchases      378,896        -          -

* Lorain National Bank Treasury Trust Fund;
                         44 sales               -       385,382       -
                                          ========== ========== ==========


Schedule of Reportable Transactions Continued
  Column A             Column B           Column F     Column G   Column H
--------------------  -----------------   ------------ --------- ---------
                                                                 Current
                                          Expenses                value of
                                          incurred               asset on
  Identity of         Description         with        Cost of  transaction
  party involved      of assets           transaction asset       date
--------------------  -----------------   ------------ --------  --------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        common stock;
                        23 purchases            -      420,479    420,479

* Lorain National Bank Treasury Trust Fund;
                         37 purchases           -      378,896    378,896

* Lorain National Bank Treasury Trust Fund;
                         44 sales               -      385,382    385,382
                                          ============ ========= ========

                                                           Schedule 2


                          THE LORAIN NATIONAL BANK
                            STOCK PURCHASE PLAN

                             EIN: 34-0869480
                             PLAN NUMBER: 003




                    Schedule of Reportable Transactions

                        Year ended December 31, 1999

Schedule of Reportable Transactions Continued

   Column A             Column B           Column I
--------------------  -----------------   ----------
  Identity of          Description         Net gain
  party involved       of assets           or (loss)
--------------------  -----------------   ----------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        common stock;
                        23 purchases            -

* Lorain National Bank Treasury Trust Fund;
                         37 purchases           -

* Lorain National Bank Treasury Trust Fund;
                         44 sales               -
                                          ==========




* Party in interest

  See accompanying independent auditors' report.



                                   8

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



               THE LORAIN NATIONAL BANK STOCK PURCHASE PLAN
               --------------------------------------------
                              (Name of Plan)




Date: June 28, 2000           By: /s/ Gregory D. Friedman
      -------------               ----------------------------
                                  Gregory D. Friedman
                                  Executive Vice President and
                                  Chief Financial Officer




                                  /s/ Mitchell J. Fallis
                                  ----------------------------
                                  Mitchell J. Fallis
                                  Vice President and
                                  Chief Accounting Officer

                              The Lorain National Bank
                                Stock Purchase Plan

                              Appendix to Form 11 - K

                  (for the fiscal year ended December 31, 1999)

                            S - K Reference Number (24)


                         Consent of Independent Accountants.

(LETTERHEAD)
(LOGO)
KPMG LLP
1500 National City Center
1900 East Ninth Street
Cleveland, Ohio 44114-3495





                        Consent of Independent Accountants
                        ----------------------------------


The Plan Administrator
LNB Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statement No. 33-65034 of LNB Bancorp, Inc. of our report dated April 14, 2000, relating to the statements of assets available for distribution to participants of The Lorain National Bank Stock Purchase Plan as of December 31, 1999 and 1998, and the related statements of changes in assets available for distribution to participants for the years then ended, which report appears in Amendment No. 1 to the 1999 annual report on Form 10-K of LNB Bancorp, Inc.







/s/ KPMG LLP
Cleveland, Ohio
June 28, 2000

(LOGO)
Member Firm of
KPMG International